Exhibit 11

August 1, 2012	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 082961-0128

Hennessy Funds Trust 7250 Redwood Blvd. Suite 200 Novato, California 94945

Ladies and Gentlemen:

We have acted as counsel for Hennessy Funds Trust (the “Trust”) in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of Trust shares at beneficial interest, no par value (such shares of beneficial interest being hereinafter referred to collectively as the “Shares”), pursuant to an Agreement and Plan of Reorganization (the “Agreement and Plan of Reorganization”), by and among the Trust, on behalf of the FBR Focus Fund, the FBR Large Cap Financial Fund, the FBR Small Cap Financial Fund, the FBR Technology Fund, the FBR Gas Utility Index Fund, the FBR Balanced Fund, and the FBR Core Bond Fund, in the manner set forth in the Registration Statement on Form N-14 to which reference is made (the “Registration Statement”). In this connection we have examined: (a) the Registration Statement on Form N-14; (b) the Trust’s charter documents, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion, including the Agreement and Plan of Reorganization.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Agreement and Plan of Reorganization and the Registration Statement (and any amendments thereto), we are of the opinion that the Shares when sold as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Form N-14 Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER, LLP

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